UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 11, 2011 (October 6, 2011)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Lincoln St., Gillette, Wyoming	82717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 686-5030

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Certain Officers or Directors; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On October 6, 2011, the Board of Directors of High Plains Gas, Inc. (the “Company”) accepted the resignation of Joseph Hettinger as Chief Financial Officer effective September 30, 2011.   Mr. Hettinger will continue as a Director of the Company and will continue to serve the Company in it’s field operations.  The Board appointed Brandon W. Hargett as Interim Chief Financial Officer while it finalizes review and negotiations with a current CFO candidate.

Also on October 6, 2011 the Board of Directors of the Company accepted the resignation of Gary Davis as a Director of the Company.  The Board thanks Mr. Davis for his service to the Company.

Mr. Hettinger and Mr. Davis have been provided with a copy of the disclosures contained in this Report on Form 8-K, have been given an opportunity to review and agree to such disclosures, and have advised the Company that they agree with such disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Date: October 6, 2011	By:	\s\ Brandon W. Hargett
	Name:	Brandon W. Hargett
	Title:	Chief Executive Officer Principal Executive Officer

Date: October 6, 2011	By:	\s\ Brandon W. Hargett
	Name:	Brandon W. Hargett
	Title:	Interim Chief Financial Officer Principal Financial Officer